Exhibit 99.1     Memorandum of Decision

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

ESQUIRE TRADE & FINANCE, INC. and                      03 Civ. 9650 (SC)
INVESTOR LLC,

       Plaintiffs,                                         MEMORANDUM OF
                                                  DECISION, FINDINGS OF
          v.                                         FACT, AND CONCLUSIONS
                                                  OF LAW
 CBQ, INC.,

       Defendant.

I. INTRODUCTION

Plaintiffs filed this action for breach of contract on December 4, 2003. Docket No.1 ("Compl."). Plaintiffs filed a First Amended Complaint on June 7, 2004, Docket No. 14 ("FACIJ ), and a Second Amended Complaint on February 24, 2005, Docket No. 24 ("SACH). Plaintiffs Esquire Trade & Finance, Inc. and Investcor, LLC ("PlaintiffslJ)l allege Defendant CBQ, Inc. ("DefendantH or "CBQIJ) breached a contractual obligation to reissue shares and a promissory note. 2 The trial in this case

1    The SAC also names Celeste Trust Reg. ("Celeste") as a Plaintiff. Celeste was terminated from this action on March 30, 2007. See Docket Nos. 76, 77.

2    The SAC also names Networkland, Inc. ("NetworklandH) and Technet Computer Services, Inc. ("Technet") as Defendants. Those companies no longer exist and were terminated from this action on March 30, 2007. See Docket Nos. 76, 77i Ex. D-519.

commenced on October 13, 2009. At the end of the trial, the Court ordered the parties to submit supplemental briefs on the issue of the conditions precedent contained in the Escrow Agreement. On October 23, 2009, the parties submitted supplemental briefs, and on October 28, the parties filed replies. The Court by this memorandum of decision issues its findings of fact and conclusions of law pursuant to Rule 52(a) of the Federal Rules of Civil Procedure. For the reasons set forth below, the Court concludes that Plaintiffs have not carried their burden of proving that CBQ breached a contractual obligation.

II. FINDINGS OF FACT

1.    In March 20, 2000, Plaintiffs and other investors (the "Debenture Holders") paid approximately $3.5 million to Socrates Technologies Corporation ("Socrates") in exchange for Convertible Debentures. See Exs. PL-1; PL 2; PL 3.

2.    On March 19, 2001, the Debenture Holders filed an action in this Court against Socrates and its officers and directors for fraud, misrepresentation, and securities law violations. Ex. D-501.

3.    On March 27, 2001, CBQ purchased the assets belonging to Socrates' two wholly-owned subsidiaries, Networkland and Technet. Ex. PL-4.

4.    The purchase price consisted of 7,650,000 shares of CBQ common stock and a promissory note in the principal amount of $700,000. Id.; Ex. PL-11.

5.    To procure the Debenture Holders' consent to the asset purchase/ the Debenture Holders were granted a security interest in the shares and the note. Ex. PL-6; Ex. D-502.

6.    In the event that Socrates defaulted on an obligation to the Debenture Holders, they had a right to dispose the shares and the note. Ex. PL-6i Ex. D 502.

7.    Pursuant to an Escrow Agreement signed by Socrates, CBQ and the Debenture Holders, the shares and the note were transferred to an Escrow Agent, Barbara Mittman ("Mittman"). Ex. PL-13 ("Escrow Agreement") .

8.    Mittman, the Escrow Agent/ is an attorney at Grushko & Mittman, P.C. ("Grushko & Mittman").

9.    The Escrow Agreement states that the shares and the note may be released by the Escrow Agent to the Debenture Holders based on a written request "provided such request is made after August 1, 2001 and prior to June 30, 2003i and provided, further, that any release of the Collateral shall be subject to the receipt by CBQ of an opinion of counsel reasonably satisfactory to CBQ that such distribution of the Collateral to the Debenture Holders is in compliance with state and federal securities laws./I Escrow Agreement § 3.1(b) (emphasis in original).

10.    The Escrow Agreement states that "[a]ny Collateral for which a Request for Release has not been made by a Debenture Holder as of June 30, 2003 . shall be released to the Depositors." Escrow Agreement § 3.1(c). The Depositors were Networkland and Technet. Id.

11.    Socrates defaulted on an obligation to the Plaintiffs.

12.    Within the time established by the Escrow Agreement, Plaintiffs and other debenture holders made a Request for Release of the shares and the note. Ex. PL 14.

13.    On August 21, 2001, Mittman informed Clinton R. Black, attorney for CBQ, that the Debenture Holders were seeking to have the shares and the note released from escrow. Ex. PL-15.

14.    Mittman did not receive a response from CBQ regarding this Request for Release.

15.    On October 15, 2001, Socrates led for bankruptcy. Ex. PL-20.

16.    On December 18, 2001, the Bankruptcy Court closed the bankruptcy case. Ex. D-519.

17.    On April 8, 2003, the lawsuit filed by the Debenture Holders against Socrates settled. Ex. PL 19.

18.    Between August 1, 2001 and June 30, 2003, CBQ did not receive an opinion of counsel.

19.    On December 1, 2003, CBQ entered into a stock purchase agreement with Souvenir Direct, Inc. ("SDI"). Ex. D-514.

20.    On December 4, 2003, the Board of Directors approved a resolution to change the name of CBQ to China Direct Trading Corporation ("CDTC"). Id.

21.    On December 4, 2003, Plaintiffs filed the present lawsuit against CBQ. See Compl.

22.    On February 24, 2005, Grushko & Mittman sent an opinion letter to CBQ stating that reissuance of the shares and distribution of the note was in compliance with applicable state and federal securities law. Ex. PL 16.

23.    The opinion letter expressed no opinion regarding the effect of the Socrates bankruptcy. Id.

III. CONCLUSIONS OF LAW

A. Breach of Contract

All of the causes of action in Plaintiffs' SAC are for breach of contract related to CBQ's failure to reissue the shares and the note. SAC ~~ 38 69. It is well-settled under New York law that to establish a claim for breach of contract, a plaintiff must prove the following elements: (1) the existence of a contract; (2) plaintiff's performance of the contract; (3) defendant's breach of the contract; and (4) damages suffered as a result of the breach. See Terwilliger v. Terwilliger, 206 F.3d 240, 245-46 (2d Cir. 2000). The burden of proof is on the plaintiff to prove these elements by a preponderance of the evidence. See Mercury Partners LLC v. Pacific Medical Bldgs., L.P., No. 02-6005, 2007 WL 2197830, at *8 (S.D.N.Y. July 31, 2007) .

Here, Plaintiffs have not shown that CBQ breached a contractual obligation because Plaintiffs failed to comply with the condition precedent to the release of the shares and the note. Under New York law, property in escrow should be released only after the conditions precedent are satisfied. See In re Pan Trading Corp., S.A., 125 B.R. 869, 878 (Bkrtcy. S.D.N.Y. 1991) ("Only after the requisite conditions are satisfied, can an escrow be fully transferred to the grantee.") i Netherby Ltd. v. G.V. Licensing, Inc., No. 92-4239, 1995 WL 491489, at *3 (S.D.N.Y. Aug. 17, 1995) ("Because there are no reasons to override the clear terms of the amended escrow agreement, and because none of the conditions for release of the escrowed funds contained in that agreement have been met, plaintiff's motion (to compel release of escrowed funds] is denied.") .

Here, the clear language of the Escrow Agreement provides that the shares and the note may be released only if CBQ receives a Request for Release and a reasonably satisfactory opinion of counsel after August I, 2001, and prior to June 30, 2003. The meaning of a contract that is unambiguous is a question of law for the court to decide. Revson v. Cinque & Cinque, P.C., 221 F.3d 59, 66 (2d Cir. 2000). A contractual provision is not rendered ambiguous simply because two interpretations are technically possible; both interpretations must also be reasonable. See State v. Home Indem. Co., 66 N.Y.2d 669, 671 (Ct. App. N.Y. 1985). The Court finds no ambiguity here because it is unreasonable to interpret the time restriction as applying to the Request for Release, but not also to the opinion of counsel. At the time a Request for Release is made, CBQ would want to know whether releasing and reissuing the shares and the note complies with state and federal securities laws. In the Escrow Agreement, the words "provided, further" are underlined, which indicates the importance to CBQ of receiving a reasonably satisfactory opinion of counsel.

The Court rejects Plaintiffs' interpretations of the Escrow Agreement as presented at trial and in their post-trial briefs as unreasonable. For example, Plaintiffs argue that since the Escrow Agreement merely calls for the "receipt by CBQ of an opinion of counsel reasonably satisfactory to CBQ, " Plaintiffs were not required to provide an opinion of counsel. Docket No. 102 ("PIs.' Post-Trial Br.") at 8-9. The Court rejects this interpretation as unreasonable. The only reasonable interpretation is that the party requesting release had to provide an opinion of counsell and that both the Request for Release and the opinion of counsel had to be received by CBQ prior to June 30, 2003.

The Court further concludes that Plaintiffs' purported attempt to satisfy the condition precedent by sending an opinion of counsel to CBQ on February 24, 2005 did not satisfy the requirements of the Escrow Agreement because this letter was late, and it was not reasonably satisfactory to CBQ. This opinion was written by Grushko & Mittman, the same law firm to which the Escrow Agent, Barbara Mittman, belongs. This law firm has perform other legal work for the Plaintiffs. Indeed, the Escrow Agreement explicitly permits the Escrow Agent to act as counsel for Plaintiffs in any dispute as to the disposition of the shares and the note, see Escrow Agreement § 4.1(g), which implies that the opinion of counsel should have been provided by an attorney other than one working for Grushko & Mittman. It was reasonable for CBQ to question whether this opinion of counsel was sufficiently impartial, and whether Gushko & Mittman had a conflict of interest in providing the opinion letter. Furthermore, the opinion letter expresses no opinion on the effect of the Socrates bankruptcy in relation to a decision to reissue the shares and the note. For all of the above reasons, the Court concludes that the condition precedent was not satisfied. Therefore, Plaintiffs have not sustained their burden of proving that CBQ breached a contractual obligation to Plaintiffs.

The Court further notes that this reading of the Escrow

Agreement comports with Judge Berman's interpretation. At an earlier stage of these proceedings, Judge Berman agreed with the Defendants that Plainti s and Celeste failed to satisfy the bargained for conditions within the requisite time frame by failing to secure an opinion of counsel. Celeste Trust Reg. v. CBQ, Inc., No. 03-9650, 2006 WL 2053311, at *4 (S.D.N.Y. July 21, 2006) judgment vacated by, Esquire Trade & Finance, Inc. v. CBQ, Inc., 562 F.3d 516 (2nd Cir. 2009).

The Court also concludes that Plaintiffs did not sustain their burden of proving damages at trial. The testimony concerning Plaintiffs' damages offered at trial was highly speculative. Plaintiffs' second witness, Ari Rabinowitz, provided mere approximations concerning plaintiffs' alleged damages. Such speculative damages are insufficient to satisfy New York law. See,~, Counsel Fin. Servs., LLC v. Melkersen Law, P.C., 602 F. Supp. 2d 448, 452 (W.D.N.Y. 2009); Harding v. Naseman, No. 07-8767, 2009 WL 1953041, at *29 (S.D.N.Y. July 8, 2009). While the law does not require damages to be calculated with mathematical precision, they must be capable of measurement based on known reliable factors without undue speculation. Ashland Mgmt. v. Janien, 82 N.Y.2d 395, 403 (Ct. App. N.Y. 1993). It was Plaintiffs' burden to provide the Court with a reasonable means of and basis for calculating damages. See Mehta v. New York City Dep't of Consumer Affairs, 556 N.Y.S.2d 601, 602 (N.Y.

App. Div. 1st Dep't 1990). Plaintiff failed to meet this burden.

B. Unjust Enrichment

Reviewing the evidence presented at trial, the Court finds no basis for any allegation that CBQ is being unjustly enriched by not releasing and reissuing the shares and the note to Plaintiffs.3 In an action for unjust enrichment, courts look to see if a benefit has been conferred on the defendant under mistake of fact or law, if the benefit still remains with the defendant, if there has been otherwise a change of position by the defendant, and whether the defendant's conduct was tortious or fraudulent. Paramount Film Distrib. Corp. v. State, 30 N.Y.2d 415, 422 (Ct. App. N.Y. 1972).

Here, Plaintiffs did not meet their burden of showing how Defendant was unjustly enriched. CBQ used the note and the shares to purchase the assets of two wholly-owned subsidiaries of Socrates. Both companies ceased to exist within about six months after they were purchased. Plaintiffs presented no significant evidence showing that CBQ benefitted from its purchase of these two subsidiaries. To the extent that Plaintiff sought to argue that CBQ was unjustly enriched, the Court finds that Plaintiffs did not carry their burden of proof.

3.     The SAC seeks damages and/or equitable relief, see SAC at 1, and Plaintiffs' Response to Defendant's Trial Brief discusses unjust enrichment. Docket No. 96 ("PIs.' Resp. to Def.'s Trial Br.") at 4-6.

IV. CONCLUSION

For the reasons explained above, the Court concludes that Plaintiffs cannot prevail on their breach of contract causes of action against CEQ. The Court also concludes that Plaintiffs have not shown CEQ was unjustly enriched. The Court directs the Clerk to enter Judgment in favor of Defendant CEQ, Inc., and stating that Plaintiffs Esquire Trade & Finance, Inc. and Investcor, LLC take nothing by way of their Second Amended Complaint.

IT IS SO ORDERED.

Dated: November 5, 2009

                                 __"SIGNED"__________________________
                                  UNITED STATE DISDTRICT JUDGE